EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2005 relating to the financial statements, which appears in the Annual Report of Cleco Power LLC 401(k) Savings and Investment Plan on Form 11-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

August 12, 2005